    EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
THIRD-QUARTER 2024 RESULTS
•Reported third-quarter 2024 Net income attributable to limited partners of $281.8 million, generating third-quarter Adjusted EBITDA(1) of $566.9 million.
•Reported third-quarter 2024 Cash flows provided by operating activities of $551.3 million, generating third-quarter Free cash flow(1) of $365.1 million.
•Announced a third-quarter Base Distribution of $0.875 per unit, or $3.50 per unit on an annualized basis, which is in-line with the prior-quarter’s Base Distribution.
HOUSTON—(PR NEWSWIRE)—November 6, 2024 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced third-quarter 2024 financial and operating results. Net income (loss) attributable to limited partners for the third quarter of 2024 totaled $281.8 million, or $0.74 per common unit (diluted), with third-quarter 2024 Adjusted EBITDA(1) totaling $566.9 million. Third-quarter 2024 Cash flows provided by operating activities totaled $551.3 million, and third-quarter 2024 Free cash flow(1) totaled $365.1 million.
RECENT HIGHLIGHTS
•Gathered record natural-gas and crude-oil and NGLs throughput in the Delaware Basin of 1.9 Bcf/d and 246 MBbls/d, respectively, each representing a 2-percent sequential-quarter increase.
•Gathered record natural-gas and crude-oil and NGLs throughput in the Powder River Basin of 505 MMcf/d and 26 MBbls/d, respectively, representing sequential-quarter increases of 19-percent and 4-percent, respectively.
•Achieved increased produced-water throughput in the Delaware Basin of 1,121 MBbls/d, representing a 2-percent sequential-quarter increase.
•Issued $800.0 million of 5.450% senior notes due 2034, the proceeds from which will be used to repay a portion of the Partnership’s senior notes due in 2025, and for general partnership purposes.
•Maintained strong operational performance and continued flow assurance for our customers,

with system operability above 98-percent, despite multiple plant turnarounds in several of our core operating basins.
•Subsequent to quarter-end, executed agreements to realign the commercial structure of the Mi Vida joint venture, which will provide WES with 100 MMcf/d of dedicated natural-gas processing capacity in the Delaware Basin beginning in mid-2025.
On November 14, 2024, WES will pay its third-quarter 2024 per-unit Base Distribution of $0.875, which is in-line with the prior quarter’s Base Distribution. Third-quarter 2024 Free cash flow(1) after distributions totaled $24.3 million. Third-quarter 2024 capital expenditures(2) totaled $198.1 million.
Third-quarter 2024 natural-gas throughput(3) averaged 5.0 Bcf/d, representing a 1-percent sequential quarter increase. Third-quarter 2024 throughput for crude-oil and NGLs assets(3) averaged 506 MBbls/d, representing a 2-percent sequential-quarter decrease. Third-quarter 2024 throughput for produced-water assets(3) averaged 1,099 MBbls/d, representing a 2-percent sequential-quarter increase.
“We achieved another quarter of record natural-gas and crude-oil and NGLs throughput in the Delaware Basin and experienced continued strong throughput growth in the Powder River Basin as the Meritage Midstream acquisition continues to exceed our expectations,” said Oscar Brown, President and Chief Executive Officer. “However, our profitability declined slightly quarter-over-quarter, primarily due to lower natural-gas liquids recoveries and lower commodity prices in the Delaware Basin, lower distributions from our equity investments, and higher operation and maintenance expense, which is typical in the third quarter.”
Mr. Brown continued, “Looking to the fourth quarter, we estimate increased Adjusted EBITDA primarily driven by continued steady throughput growth from our core operating basins and lower operation and maintenance expense. While we still expect Adjusted EBITDA to be towards the high end of our previously announced $2.2 billion to $2.4 billion guidance range for the year, we are reducing our average year-over-year crude-oil and NGLs and produced-water throughput growth expectations.”
“In August, we issued $800.0 million of new senior notes in a highly successful offering that resulted in the best 10-year credit spread in WES’s history. Our trailing-twelve-month net leverage ratio has comfortably reached our year-end 2024 threshold of 3.0 times, and we will continue to look for the most efficient ways to allocate capital to generate the best returns for our unitholders. Those options continue to include organic growth opportunities to prudently expand the business, accretive M&A similar to the Meritage Midstream acquisition, and increasing the Base Distribution in-line with the growth of the business. Our strong operating model, improved balance sheet, and transparent capital-

return framework, all provide WES with a solid foundation that is well positioned for future success,” concluded Mr. Brown.
CONFERENCE CALL TOMORROW AT 1:00 P.M. CT
WES will host a conference call on Thursday, November 7, 2024, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) to discuss its third-quarter 2024 results. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A small number of phone lines are available for analysts; individuals should dial 800-836-8184 (Domestic) or 646-357-8785 (International) ten to fifteen minutes before the scheduled conference call time. A replay of the live audio webcast can be accessed on the Partnership’s website at www.westernmidstream.com for one year after the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.
2023 SUSTAINABILITY REPORT
Today WES released its annual sustainability report focused on environmental, social, and governance (ESG) issues. The report details the Partnership’s continued focus on its three core pillars of its ESG approach: supporting sustainable environments, focusing on people, and operating responsibly. To download and read the full report, please click on the Sustainability section of our website at www.westernmidstream.com.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a master limited partnership formed to develop, acquire, own, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, and Wyoming, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and its customers under certain gas processing contracts. A substantial majority of WES’s cash flows are protected from direct exposure to commodity price volatility through fee-based contracts.

For more information about WES, please visit www.westernmidstream.com.
This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
______________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.
(2)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(3)Represents total throughput attributable to WES, which excludes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.

# # #
Source: Western Midstream Partners, LP

WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Investors@westernmidstream.com
866.512.3523

Rhianna Disch
Manager, Investor Relations
Investors@westernmidstream.com
866.512.3523

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
thousands except per-unit amounts	2024	2023	2024	2023
Revenues and other
Service revenues – fee based	$814,319	$695,547	$2,389,366	$2,004,920
Service revenues – product based	49,115	48,446	177,321	142,212
Product sales	19,673	31,652	109,076	100,336
Other	255	368	957	800
Total revenues and other	883,362	776,013	2,676,720	2,248,268
Equity income, net – related parties	23,977	35,494	84,227	116,839
Operating expenses
Cost of product	32,847	27,590	132,936	123,795
Operation and maintenance	231,066	204,434	649,324	562,104
General and administrative	64,726	55,050	195,498	159,572
Property and other taxes	12,635	14,583	43,984	39,961
Depreciation and amortization	166,015	147,363	487,438	435,481
Long-lived asset and other impairments	4,651	245	6,204	52,880
Total operating expenses	511,940	449,265	1,515,384	1,373,793
Gain (loss) on divestiture and other, net	467	(1,480)	299,426	(3,668)
Operating income (loss)	395,866	360,762	1,544,989	987,646
Interest expense	(94,149)	(82,754)	(279,177)	(250,606)
Gain (loss) on early extinguishment of debt	—	8,565	5,403	15,378
Other income (expense), net	9,565	(1,270)	16,124	2,817
Income (loss) before income taxes	311,282	285,303	1,287,339	755,235
Income tax expense (benefit)	15,390	905	17,667	2,980
Net income (loss)	295,892	284,398	1,269,672	752,255
Net income (loss) attributable to noncontrolling interests	7,412	7,102	29,714	18,393
Net income (loss) attributable to Western Midstream Partners, LP	$288,480	$277,296	$1,239,958	$733,862
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$288,480	$277,296	$1,239,958	$733,862
General partner interest in net (income) loss	(6,708)	(6,453)	(28,845)	(16,960)
Limited partners’ interest in net income (loss)	$281,772	$270,843	$1,211,113	$716,902
Net income (loss) per common unit – basic	$0.74	$0.71	$3.18	$1.87
Net income (loss) per common unit – diluted	$0.74	$0.70	$3.17	$1.86
Weighted-average common units outstanding – basic	380,513	383,561	380,343	384,211
Weighted-average common units outstanding – diluted	382,620	384,772	382,189	385,344

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	September 30, 2024	December 31, 2023
Total current assets	$1,832,688	$992,410
Net property, plant, and equipment	9,695,591	9,655,016
Other assets	1,452,945	1,824,181
Total assets	$12,981,224	$12,471,607
Total current liabilities	$1,646,195	$1,304,056
Long-term debt	6,929,212	7,283,556
Asset retirement obligations	374,646	359,185
Other liabilities	653,654	495,680
Total liabilities	9,603,707	9,442,477
Equity and partners’ capital
Common units (380,555,427 and 379,519,983 units issued and outstanding at September 30, 2024, and December 31, 2023, respectively)	3,225,855	2,894,231
General partner units (9,060,641 units issued and outstanding at September 30, 2024, and December 31, 2023)	10,972	3,193
Noncontrolling interests	140,690	131,706
Total liabilities, equity, and partners’ capital	$12,981,224	$12,471,607

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
thousands	2024	2023
Cash flows from operating activities
Net income (loss)	$1,269,672	$752,255
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	487,438	435,481
Long-lived asset and other impairments	6,204	52,880
(Gain) loss on divestiture and other, net	(299,426)	3,668
(Gain) loss on early extinguishment of debt	(5,403)	(15,378)
Change in other items, net	123,929	(40,872)
Net cash provided by operating activities	$1,582,414	$1,188,034
Cash flows from investing activities
Capital expenditures	$(595,087)	$(536,427)
Acquisitions from third parties	(443)	—
Contributions to equity investments - related parties	—	(1,153)
Distributions from equity investments in excess of cumulative earnings – related parties	27,560	31,715
Proceeds from the sale of assets to third parties	792,241	(60)
(Increase) decrease in materials and supplies inventory and other	(33,118)	(32,659)
Net cash provided by (used in) investing activities	$191,153	$(538,584)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$789,193	$1,801,011
Repayments of debt	(143,852)	(1,317,928)
Commercial paper borrowings (repayments), net	(610,312)	—
Increase (decrease) in outstanding checks	(2,282)	(241)
Distributions to Partnership unitholders	(905,155)	(754,998)
Distributions to Chipeta noncontrolling interest owner	(2,228)	(5,083)
Distributions to noncontrolling interest owner of WES Operating	(18,502)	(18,260)
Unit repurchases	—	(134,602)
Other	(28,479)	(16,511)
Net cash provided by (used in) financing activities	$(921,617)	$(446,612)
Net increase (decrease) in cash and cash equivalents	$851,950	$202,838
Cash and cash equivalents at beginning of period	272,787	286,656
Cash and cash equivalents at end of period	$1,124,737	$489,494

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA attributable to Western Midstream Partners, LP (“Adjusted EBITDA”) as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free cash flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings.
Below are reconciliations of (i) gross margin (GAAP) to Adjusted gross margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted gross margin, Adjusted EBITDA, and Free cash flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted gross margin, Adjusted EBITDA, and Free cash flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted gross margin, Adjusted EBITDA, and Free cash flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as gross margin or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted Gross Margin

	Three Months Ended
thousands	September 30, 2024	June 30, 2024
Reconciliation of Gross margin to Adjusted gross margin
Total revenues and other	$883,362	$905,629
Less:
Cost of product	32,847	54,010
Depreciation and amortization	166,015	163,432
Gross margin	684,500	688,187
Add:
Distributions from equity investments	29,344	32,970
Depreciation and amortization	166,015	163,432
Less:
Reimbursed electricity-related charges recorded as revenues	32,379	28,998
Adjusted gross margin attributable to noncontrolling interests (1)	19,986	19,741
Adjusted gross margin	$827,494	$835,850

Gross margin
Gross margin for natural-gas assets (2)	$511,244	$516,253
Gross margin for crude-oil and NGLs assets (2)	97,263	96,786
Gross margin for produced-water assets (2)	83,178	82,346
Adjusted gross margin
Adjusted gross margin for natural-gas assets	$596,459	$601,443
Adjusted gross margin for crude-oil and NGLs assets	134,253	138,894
Adjusted gross margin for produced-water assets	96,782	95,513
(1)Includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.
(2)Excludes corporate-level depreciation and amortization.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA

	Three Months Ended
thousands	September 30, 2024	June 30, 2024
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$295,892	$387,564
Add:
Distributions from equity investments	29,344	32,970
Non-cash equity-based compensation expense	8,759	10,391
Interest expense	94,149	90,522
Income tax expense	15,390	755
Depreciation and amortization	166,015	163,432
Impairments	4,651	1,530
Other expense	90	37
Less:
Gain (loss) on divestiture and other, net	467	59,342
Gain (loss) on early extinguishment of debt	—	4,879
Equity income, net – related parties	23,977	27,431
Other income	9,565	4,213
Adjusted EBITDA attributable to noncontrolling interests (1)	13,411	13,276
Adjusted EBITDA	$566,870	$578,060
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$551,288	$631,418
Interest (income) expense, net	94,149	90,522
Accretion and amortization of long-term obligations, net	(2,221)	(2,473)
Current income tax expense (benefit)	1,471	726
Other (income) expense, net	(9,565)	(4,213)
Distributions from equity investments in excess of cumulative earnings – related parties	3,257	5,270
Changes in assets and liabilities:
Accounts receivable, net	(12,683)	(28,436)
Accounts and imbalance payables and accrued liabilities, net	(8,161)	(13,338)
Other items, net	(37,254)	(88,140)
Adjusted EBITDA attributable to noncontrolling interests (1)	(13,411)	(13,276)
Adjusted EBITDA	$566,870	$578,060
Cash flow information
Net cash provided by operating activities	$551,288	$631,418
Net cash provided by (used in) investing activities	(190,701)	(14,995)
Net cash provided by (used in) financing activities	420,031	(567,550)
(1)Includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Free Cash Flow

	Three Months Ended
thousands	September 30, 2024	June 30, 2024
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$551,288	$631,418
Less:
Capital expenditures	189,434	211,864
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	3,257	5,270
Free cash flow	$365,111	$424,824
Cash flow information
Net cash provided by operating activities	$551,288	$631,418
Net cash provided by (used in) investing activities	(190,701)	(14,995)
Net cash provided by (used in) financing activities	420,031	(567,550)

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	Inc/ (Dec)
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	388	438	(11)%
Processing	4,298	4,209	2%
Equity investments (1)	503	508	(1)%
Total throughput	5,189	5,155	1%
Throughput attributable to noncontrolling interests (2)	173	167	4%
Total throughput attributable to WES for natural-gas assets	5,016	4,988	1%
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	393	396	(1)%
Equity investments (1)	124	130	(5)%
Total throughput	517	526	(2)%
Throughput attributable to noncontrolling interests (2)	11	11	—%
Total throughput attributable to WES for crude-oil and NGLs assets	506	515	(2)%
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	1,121	1,102	2%
Throughput attributable to noncontrolling interests (2)	22	22	—%
Total throughput attributable to WES for produced-water assets	1,099	1,080	2%
Per-Mcf Gross margin for natural-gas assets (3)	$1.07	$1.10	(3)%
Per-Bbl Gross margin for crude-oil and NGLs assets (3)	2.05	2.02	1%
Per-Bbl Gross margin for produced-water assets (3)	0.81	0.82	(1)%

Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.29	$1.33	(3)%
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (4)	2.88	2.96	(3)%
Per-Bbl Adjusted gross margin for produced-water assets (4)	0.96	0.97	(1)%
(1)Represents our share of average throughput for investments accounted for under the equity method of accounting.
(2)Includes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Average for period. Calculated as Gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.
(4)Average for period. Calculated as Adjusted gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) attributable to WES for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	Inc/ (Dec)
Throughput for natural-gas assets (MMcf/d)
Operated
Delaware Basin	1,889	1,858	2%
DJ Basin	1,418	1,452	(2)%
Powder River Basin	505	426	19%
Other	874	898	(3)%
Total operated throughput for natural-gas assets	4,686	4,634	1%
Non-operated
Equity investments	503	508	(1)%
Other	—	13	(100)%
Total non-operated throughput for natural-gas assets	503	521	(3)%
Total throughput for natural-gas assets	5,189	5,155	1%
Throughput for crude-oil and NGLs assets (MBbls/d)
Operated
Delaware Basin	246	241	2%
DJ Basin	87	91	(4)%
Powder River Basin	26	25	4%
Other	34	39	(13)%
Total operated throughput for crude-oil and NGLs assets	393	396	(1)%
Non-operated
Equity investments	124	130	(5)%
Total non-operated throughput for crude-oil and NGLs assets	124	130	(5)%
Total throughput for crude-oil and NGLs assets	517	526	(2)%
Throughput for produced-water assets (MBbls/d)
Operated
Delaware Basin	1,121	1,102	2%
Total operated throughput for produced-water assets	1,121	1,102	2%